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                                                                    EXHIBIT 10.1

                                   NETSPACE(R)
                               FRANCHISE AGREEMENT

         THIS FRANCHISE AGREEMENT (the "Agreement") is made and entered into this ___ day of __________, by and between NETFRAN DEVELOPMENT CORP., a corporation formed under Florida law, with its principal business address at 2801 N.E. 208th Terrace, 2nd Floor, Miami, Florida 33180 (referred to in this Agreement as "we, "us" or "our"), and __________________________, whose principal business address is _______________________________, (referred to in this Agreement as "you", "your" or "owner").

1.       PREAMBLES AND GRANT OF FRANCHISE.

1.1. PREAMBLES. We have expended considerable time and effort in developing a business format franchise that provides Internet web site design, hosting, yellowpage listing, updating, maintenance, administration, e-mail marketing, consulting services, and web site promotions, as well as related services, to businesses, professionals and individuals. These businesses operate under the NETSPACE(R) name and under distinctive business formats, methods, procedures, designs, layouts, standards and specifications, all of which we may improve, further develop or otherwise modify from time to time. We use, promote and license certain trademarks, service marks and other commercial symbols in the operation of NETSPACE(R) businesses, including the NETSPACE(R) trademarks and service marks and associated logo (collectively, the "Marks"). We grant franchises to persons who meet our qualifications and are willing to undertake the investment and effort required to own and operate an NETSPACE(R) business offering the products and services we authorize and approve and utilizing our business formats, methods, procedures, signs, designs, layouts, equipment, standards and specifications and the Marks (the "System"), irrespective of the media we use to document the System. You have indicated to us by your actions and statements that you are desirous of a franchise to own and operate a NETSPACE(R) business. The Marks, together with the System and the franchise license granted herein are referred to collectively herein as the "BUSINESS."

1.2. ACKNOWLEDGMENTS. You acknowledge that you have read this Agreement and our Franchise Offering Circular and understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at each NETSPACE(R) business and thereby to protect and preserve the goodwill of the Marks. You acknowledge that you have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that, like any other business, the nature of the business conducted by a NETSPACE(R) business may evolve and change over time,



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         that an investment in a NETSPACE(R) business involves business risks and that your reception to training, business abilities and efforts are vital to the success of the venture. Any information you acquire from other NETSPACE(R) franchisees relating to their sales, profits or cash flows does not constitute information obtained from us, nor do we make any representations as to the accuracy of any such information. All business dealings between you and our officers, directors and employees as a result of this Agreement are solely between you and us. You further acknowledge that we have advised you to seek franchise counsel to review and evaluate this Agreement.

1.3. REPRESENTATION. You represent to us, as an inducement to your entry into this Agreement, that all statements you have made and all materials you have submitted to us in connection with your purchase of the franchise are accurate and complete and that you have made no misrepresentations or material omissions in obtaining the franchise. We have approved of your purchasing a franchise in reliance upon all of your representations.

1.4. CORPORATE OR PARTNERSHIP FRANCHISEE. If you are at any time a corporation or partnership, you agree and represent that:

         1.4.1. You will have the authority to execute, deliver and perform your obligations under this Agreement and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation. You will notify us within five (5) days whenever there is a change in your corporate status or whenever you receive service of process for any reason;

         1.4.2. Your organizational documents or partnership agreement will recite that the issuance and transfer of any ownership interests in you are restricted by the terms of this Agreement, and all certificates and other documents representing ownership interests in you will bear a legend referring to the restrictions of this Agreement;

         1.4.3. Appendix "A" to this Agreement will completely and accurately describe all of your owners and their interests in you; and

         1.4.4. Each of your owners, at any time during the term of this Agreement, will execute an agreement in the form that we prescribe (see Appendix "B" to this Agreement) undertaking to be bound jointly and severally by all provisions of this Agreement and any ancillary agreements between you and us that bind you. You and your owners agree to execute and deliver to us such revised copies of Appendix "A" as may be necessary to reflect any changes in the information contained therein and to furnish such other information about your organization or information as we may request within five (5) days of change.




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1.5.     GRANT OF FRANCHISE. You desire a franchise to own and operate a
         NETSPACE(R) business. Subject to the terms of and upon the conditions contained in this Agreement, we hereby grant you a franchise (the "Franchise") to operate a NETSPACE(R) BUSINESS and a license to use the Marks and the System in the operation thereof, for a term commencing on the date of this Agreement and expiring on the tenth (10th) anniversary, unless sooner terminated in accordance with Article 14 hereof.

1.6. YOUR PERFORMANCE. You agree that you will at all times faithfully, honestly and diligently perform your obligations hereunder, continuously exert your best efforts to promote and enhance the BUSINESS and not engage in any other business or activity that conflicts with your obligations to operate the BUSINESS in compliance with this Agreement.

1.7. TERRITORY. You shall operate your franchise only within the Territory described as follows:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

1.8. RIGHTS WE RESERVE. We (and our affiliates) retain the right in our sole discretion to:

         1.8.1. Open and establish, and grant to franchisees the right to establish NETSPACE(R) businesses anywhere outside your Territory, on such terms and conditions as we deem appropriate.


2.       BUSINESS DEVELOPMENT.


2.1. BUSINESS DEVELOPMENT. You are responsible for developing the BUSINESS. We will furnish you with mandatory specifications for a NETSPACE(R) business, including requirements for image, equipment, signs and other suggestions. You acknowledge that, following your signing this Agreement, we will approve a location (the "Location") for your BUSINESS and office location. You acknowledge and agree that our recommendation or approval of the Location, and any information regarding the Location communicated to you, do not constitute a representation or warranty of any kind, express or implied, as to the suitability of the Location for a NETSPACE(R) business or for any other purpose. Our recommendation or approval of the Location indicates only that we believe that the Location falls within the acceptable criteria for locations that we have established as of the time of our recommendation or approval of the Location. You acknowledge and agree that your acceptance of the Location is based on your own independent investigation of the suitability of the Location. You acknowledge and agree that our review and approval of any construction plans you submit to us for approval under this paragraph (as well as any inspections we make of your premises during construction of the BUSINESS) are solely to assure your compliance with the System. You expressly represent and



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         warrant to us that the BUSINESS will be built and operated in compliance with all local, state and federal laws, ordinances, rules and regulations.

2.2. YOUR OBLIGATIONS. You agree, at your own expense, to do the following with respect to developing the BUSINESS:

         2.2.1. Secure all financing required to develop and operate the BUSINESS;

         2.2.2. Research the requirements for and obtain all permits and licenses required to operate the BUSINESS;

         2.2.3.   Purchase or lease all equipment required for the BUSINESS; and

         2.2.4. Purchase an initial inventory of authorized and approved ancillary goods, materials and supplies.


2.3. BUSINESS COMMENCEMENT. You agree not to commence operation of the BUSINESS until:

         2.3.1. Pre-commencement training has been completed to our satisfaction;

         2.3.2. The initial franchise fee and all other amounts then due to us have been paid; and

         2.3.3. We have been furnished with copies of all insurance polices required by this Agreement, or such other evidence of insurance coverage and payment of premiums as we request.

2.4. COMMENCEMENT DEADLINE. You agree to commence operation of the BUSINESS within sixty (60) days after the execution of this Agreement and within ten (10) days after you have completed initial training to our satisfaction.

2.5. INITIAL LOCAL MARKETING. You agree to conduct initial local marketing for the BUSINESS and to expend not less than Two Thousand Five Hundred ($2,500) Dollars (the "Initial Local Marketing Expense") for such purpose. Such initial local marketing will utilize the marketing and public relations programs and media and advertising materials we have developed or approved. Such initial local marketing shall be conducted at such times as we consider prudent.

3.       FEES.

3.1. INITIAL FRANCHISE FEE. You agree to pay us a nonrecurring and nonrefundable initial lump sum franchise fee in the amount of Thirty Thousand ($30,000) Dollars, which, if fully paid by you, will be fully earned by us upon the execution of this Agreement.



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3.2.     ROYALTY. You agree to pay us a non-refundable royalty ("Royalty") in the amount of ten (10%) percent of Gross Revenue each calendar month (the "Accounting Period"), with a minimum required Royalty which shall be no less than One Hundred ($100) Dollars. You are not required to pay us a minimum required Royalty until after the completion of the first full Accounting Period after ninety (90) days have expired from the date of execution of this Agreement, at which time a minimum required Royalty will be payable to us each Accounting Period during the remainder of the term of the Agreement. We must receive the Royalty on or before the third (3rd) day following the end of each preceding Accounting Period via bank-wire transfer, or other form of delivery that we approve, as well as your statement of Gross Revenue, in approved form, via facsimile transmission or Internet e-mail.

3.3. DEFINITION OF "GROSS REVENUE". As used in this Agreement, the term "Gross Revenue" means all revenue you derive from operating the BUSINESS, and whether from cash, check, credit, barter, or other transactions, but excluding all federal, state or municipal sales, use or service taxes collected from customers and paid to the appropriate taxing authority and excluding customer refunds, adjustments, credits and allowances actually made by the BUSINESS in compliance with "The Methods of Operation" (defined in Article 4.5).

3.4. INTEREST ON LATE PAYMENTS. Interest at the highest rate allowed under applicable law will be due on late payments in excess of thirty (30) days past due by either party, calculated from the date due until the date paid. In no circumstances will either party be responsible for interest on late payments to the other party if such late payment is due to circumstances that are beyond the party's control.

3.5. APPLICATION OF PAYMENTS. Notwithstanding any designation you might make, we have sole discretion to apply any amounts collected from you to any of your past due indebtedness to us. You acknowledge and agree that we have the right to set off any amounts you or your owners owe us against any amounts we might owe you or your owners.

3.6. WEB SITE SETUP FEE. For each of your client accounts ("Client Accounts"), you agree to pay us a web site setup fee ("Web Site Setup Fee") prior to the initiation of such service(s) to your Client Accounts, at our then-current price for providing such services. See Appendix D to the Agreement for our current pricing schedule.

3.7. ONGOING HOSTING AND MAINTENANCE FEE. You agree to pay us a non-refundable ongoing hosting and maintenance fee ("Ongoing Hosting and Maintenance Fee) in the amount of forty (40%) percent of Gross Revenue each calendar month, pursuant to our Methods of Operation (see
         Article 4.5. below). The Ongoing Hosting and Maintenance Fee is payable at the same time and in the same manner as the Royalty.




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4.       TRAINING.

4.1. TRAINING. Before the BUSINESS begins operating, we will furnish initial training on the operation of a NETSPACE(R) business to you (or, if you are a corporation or partnership, your managing shareholder or partner), and one (1) additional employee you elect to enroll in the training program. Initial training consists of five (5) working days of training for you (or your managing shareholder or partner), and your employee to be furnished at our training facility or at an operating NETSPACE(R) business. No other additional or refresher courses are required for you to commence operation of your franchise. You (or your managing shareholder or partner), and your employee are required to complete the initial training to our satisfaction. You also are required to participate in all other activities required to operate the NETSPACE(R) franchise. Although we will furnish initial training to you (or your managing shareholder or partner) and one (1) additional employee at no additional fee or other charge, you will be responsible for all travel and living expenses which you (or your managing shareholder or partner) and your employee incur in connection with training. If we determine that you (or your managing shareholder or partner) are unable to complete initial training to our satisfaction, by written and/or oral exam or otherwise, we have the right to terminate this Agreement pursuant to Article 14 hereof.

4.2. REFRESHER TRAINING. We may require you (or your managing shareholder or partner) and/or previously trained and experienced employees to attend refresher training courses at such times and locations that we designate, and we may charge reasonable fees for such courses. We may require you to pay us our then current fees for our training your new employees hired after your BUSINESS commences operations.

4.3. GENERAL GUIDANCE. We will advise you from time to time regarding operating issues concerning the BUSINESS disclosed by reports you submit to us or on-site inspections we make. Such guidance will, at our discretion, be furnished in our "Operations Manual" (defined in Article
         4.5. below), bulletins or other written materials and/or during telephone consultations and/or consultations at our office or the BUSINESS. In addition, we will furnish guidance to you with respect to:

         4.3.1. Standards, specifications and operating procedures and methods utilized by the BUSINESS;

         4.3.2. Purchasing required ancillary goods, equipment, materials, supplies and services;

         4.3.3.   Advertising and marketing programs;

         4.3.4.   Employee training; and


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         4.3.5.   Administrative, bookkeeping and accounting procedures and
                  services.

4.4. ADDITIONAL GUIDANCE. During the term of this Agreement, additional guidance may be provided in any of the following ways:

         4.4.1. Telephone and Internet e-mail consultation during such times as are outlined in the Operations Manual (see Article 4.5. below);

         4.4.2. Buying advisory services whereby we may provide you with lists of sources and approved suppliers for our ancillary goods, services, equipment, etc.;

         4.4.3. Ongoing marketing programs to fulfill our obligations in Articles 2.5. and 9. of this Agreement;

         4.4.4. Newsletter services whereby we may inform you periodically about the goings-on in the NETSPACE(R) franchise program;

         4.4.5. Meetings, seminars or conventions whereby we may get together with you and other NETSPACE(R) franchisees for business or social purposes;

         4.4.6.   Research and development regarding Methods of Operation (see
                  Article 4.5. below); and/or

         4.4.7. At your request, we will furnish additional guidance and assistance and, in such a case, may charge the PER DIEM fees and charges we establish from time to time. If you request, or if we require, additional or special training for your employees, all of the expenses that we incur in connection with such training, including PER DIEM charges and travel and living expenses for our personnel, will be your responsibility.

4.5. OPERATIONS MANUAL. During the term of this Agreement, we will allow you to use one (1) copy of our operations manual ("Operations Manual"), consisting of such materials (possibly including, but not limited to, audio tapes, videotapes, magnetic media, computer software, access to our Internet home page, and written materials) that we furnish to franchisees from time to time for use in operating a NETSPACE(R) business. The Operations Manual contains the System and other information and rules that we prescribe from time to time for the operation of a NETSPACE(R) business and information relating to your other obligations under this Agreement and related agreements, which, taken together, we refer to as methods of operation ("Methods of Operation"). The Operations Manual may be modified by us from time to time to reflect changes in Methods of Operation. You agree to keep your copy of the Operations Manual current and in a secure location at the BUSINESS. In the event of a dispute relating to its contents, the



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         master copy of the Operations Manual we maintain at our principal office will be controlling. YOU MAY NOT AT ANY TIME COPY, DUPLICATE, RECORD OR OTHERWISE REPRODUCE ANY PART OF THE OPERATIONS MANUAL. If your copy of the Operations Manual is lost, destroyed or significantly damaged, you agree to obtain a replacement copy at our then applicable charge.


5.       MARKS.

5.1. OWNERSHIP AND GOODWILL OF MARKS. Your right to use the Marks is derived solely from this Agreement and limited to your operation of the BUSINESS pursuant to and in compliance with this Agreement and Methods of Operation, which we prescribe from time to time during its term. Your unauthorized use of the Marks will be a breach of this Agreement and an infringement of our rights in and to the Marks. You acknowledge and agree that your usage of the Marks and any goodwill established by such use will be exclusively for our benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon you (other than the right to operate the BUSINESS in compliance with this Agreement). All provisions of this Agreement applicable to the Marks apply to any additional proprietary trademarks and service marks and commercial symbols we authorize you to use.

5.2. YOUR CORPORATE NAME. You are to conduct the BUSINESS under the NETSPACE(R) name or under such other nameS that we may specify from time to time in accordance with our Methods of Operation. You may use your own personal name or a name of your choosing, with our prior approval, in registering the BUSINESS with state, local and county authorities for licenses, permits, bonds, partnerships, or corporations, or in establishing a bank account. Unless otherwise specified in writing by us, the name chosen for said registration(s) or bank account is to be followed by "dba, NETSPACE(SM)". Any bank account related to the franchise business may not be established using the NETSPACE(R) name without our prior permission.

5.3. LIMITATIONS ON YOUR USE OF MARKS. You agree to use the Marks as the sole identification of the BUSINESS, except that you agree to identify yourself as the independent owner thereof in the manner we prescribe. You may not use any Marks as part of any corporate or legal business name or as part of an Internet domain name or Internet e-mail address or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to you hereunder), or in any modified form, nor may you use any Marks in connection with the performance or sale of any unauthorized services or products or in any other manner we have not expressly authorized in writing. You may use the NETSPACE(R) name as part of a Internet domain name or e-mail address as long as such domain name or e-mail address is approved by us in



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         writing prior to such use. No Marks may be used in any advertising concerning the transfer, sale or other disposition of the BUSINESS or an ownership interest in you. You agree to display the Marks prominently in the manner we prescribe at the BUSINESS, on supplies or materials we designate and in connection with forms and advertising and marketing materials. You agree to give such notices of trademark and service marks registrations; i.e., "(R)", "(TM)", as we specify and to obtain any fictitiouS or assumed name registrations required under applicable law. You agree to withdraw any fictitious or assumed name registrations immediately upon termination or expiration of this Franchise Agreement.

5.4. NOTIFICATION OF INFRINGEMENTS AND CLAIMS. You agree to notify us immediately of any apparent infringement or challenge to your use of any Marks, or of any claim by any person of any rights in any Marks, and agree not to communicate with any person other than us, our attorneys and your attorneys in connection with any such infringement, challenge or claim. We have sole discretion to take such action as we deem appropriate and the right to control exclusively any litigation, United State Patent and Trademark Office ("USPTO") proceeding or any other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Marks. You agree to sign any and all instruments and documents, render such assistance and do such acts and things as, in the opinion of our attorneys, may be necessary or advisable to protect and maintain our interests in any litigation or USPTO proceeding or other proceeding or otherwise to protect and maintain our interests in the Marks.

5.5. DISCONTINUANCE OF USE OF MARKS. If it becomes advisable at any time in our sole discretion for us and/or you to modify or discontinue the use of any Marks and/or use one or more additional or substitute trademarks or service marks, you agree to comply with our directions within a reasonable time after receiving notice thereof. We will not be obligated to reimburse you for any loss of revenue attributed to any modified or discontinued Marks or for any expenditures you make to promote a modified or substitute trademark or service mark.

6.       CONFIDENTIAL INFORMATION.

6.1. DETERMINATION OF CONFIDENTIAL INFORMATION. We possess (and will continue to develop and acquire), and may disclose to you, certain confidential information (the "Confidential Information") relating to the development and operation of NETSPACE(R) businesses, which may include (without limitation):

         6.1.1. The System, the Operations Manual, any other proprietary materials, the sales and marketing techniques used, and knowledge of and experience in developing and operating NETSPACE(R) businesses;

         6.1.2. Marketing and advertising programs for NETSPACE(R) businesses;



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         6.1.3.   Knowledge of specifications for and suppliers of certain
                  ancillary goods, services, equipment, materials and supplies; and

         6.1.4. Knowledge of the operating results and financial performance of NETSPACE(R) businesses other than the BUSINESS.

6.2. FOR BUSINESS USE ONLY. You acknowledge and agree that you will not acquire any interest in Confidential Information, other than the right to utilize Confidential Information disclosed to you in operating the BUSINESS during the term of this Agreement, and that the use or duplication of any Confidential Information in any other business would constitute an unfair method of competition. You further acknowledge and agree that Confidential Information is proprietary, includes our trade secrets and is disclosed to you solely on the condition that you agree, and you do hereby agree, that you:

         6.2.1 Will not use Confidential Information in any other business capacity;

         6.2.2 Will maintain the absolute confidentiality of Confidential Information during and after the term of this Agreement;

         6.2.3 Will not make unauthorized copies of any portion of Confidential Information disclosed via electronic medium or in written or other tangible form; and

         6.2.4 Will adopt and implement all reasonable procedures that we prescribe from time to time to prevent unauthorized use or disclosure of Confidential Information, including, without limitation, restrictions on disclosure thereof to BUSINESS personnel and others.

6.3 IDEAS, CONCEPTS, TECHNIQUES OR MATERIALS. All ideas, concepts, techniques or materials relating to a NETSPACE(R) business, whether or not constituting protectable intellectual property, and whether createD by or on behalf of you or your owners, will be promptly disclosed to us, deemed to be our sole and exclusive property and part of the System and deemed to be works made for hire for us. You and your owners agree to sign whatever assignment or other documents we may request from time to time to evidence our ownership or to assist us in securing intellectual property rights in such ideas, concepts, techniques or materials.

6.4. USE OF CONFIDENTIAL INFORMATION. During the term or any extension or renewal or after termination (regardless of the cause of termination) or expiration of this Agreement, you shall not communicate with the clients of the BUSINESS, divulge, or use for the benefit of any other party any Confidential Information, techniques, or Methods of Operation of the BUSINESS. However, to assist you in operating the BUSINESS, normal operating procedures may be divulged to individuals who are specifically employed by you.



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7.       EXCLUSIVE RELATIONSHIP.

7.1 EXCLUSIVE DEALINGS. You acknowledge and agree that we would be unable to protect Confidential Information against unauthorized use or disclosure or to encourage a free exchange of ideas and information among NETSPACE(R) businesses if franchised owners of NETSPACE(R) businesses were permitted to hold interests in or perform services for a Competitive Business (defined below). You also acknowledge that we have granted the Franchise to you in consideration of and reliance upon your agreement to deal exclusively with us. You therefore agree that, during the term of this Agreement, neither you nor any of your owners (nor any of your or your owners' spouses, children or other relatives by blood or marriage) will:

         7.1.1 Have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business;

         7.1.2 Perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business; or;

         7.1.3. Recruit or hire any person who is our employee or the employee of any NETSPACE(R) business, oR otherwise directly or indirectly induce such person to leave his or her employment, without obtaining the prior written permission of that person's employer; or;

         7.1.4. Divert or attempt to divert any business, revenue, or any former or existing clients of the BUSINESS to any Competitive Business, by direct or indirect inducement or in any other manner.

7.2. COMPETITIVE BUSINESS. The term "Competitive Business" as used in this Agreement means any business operating, or granting franchises or licenses to others to operate, any BUSINESS which is similar to this business (other than a NETSPACE(R) business operated under a franchise agreement with us).

8.       METHODS OF OPERATION.

8.1. COMPLIANCE WITH METHODS OF OPERATION. You acknowledge and agree that your operation and maintenance of the BUSINESS in accordance with Methods of Operation (defined in Article 4.5.) is essential to preserve the goodwill of the Marks and all NETSPACE(R) businesses. Therefore, at all times during the term of thiS Agreement, you agree to operate and maintain the BUSINESS in accordance with Methods of Operation, as we periodically modify and supplement them during the term of this Agreement. Methods of Operation may regulate any one or more of the following with respect to the BUSINESS:

         8.1.1.   Replacement of obsolete or worn out equipment;



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         8.1.2.   Types, models and brands of required equipment, materials and supplies;

         8.1.3. Required or authorized services, ancillary goods and categories for same;

         8.1.4. Designated or approved suppliers (which may be limited to or include us) of ancillary goods, services, equipment, materials and supplies;

         8.1.5. Terms and conditions of the sale and delivery of, and terms and methods of payment for, ancillary goods, services, including direct labor, materials and supplies that you obtain from us, our affiliates or others;

         8.1.6. Sales, marketing, advertising and promotional programs and materials and media used in such programs;

         8.1.7.   Use of the Marks;

         8.1.8. Staffing levels for the BUSINESS and matters relating to managing the BUSINESS; communication to us of the identities of the BUSINESS' personnel; and qualifications, training, dress and appearance of employees;

         8.1.9.   Days and hours of operation of the BUSINESS;

         8.1.10. Participation in market research and testing and services and ancillary goods development programs;

         8.1.11. Acceptance of credit cards, other payment systems and check verification services;

         8.1.12. Bookkeeping, accounting, data processing and record keeping systems and forms; methods, formats, content and frequency of reports to us of sales, revenue, financial performance and condition; and furnishing tax returns and other operating and financial information to us;

         8.1.13. Types, amounts, terms and conditions of insurance coverage required to be carried for the BUSINESS and standards for underwriters of policies providing required insurance coverage; our protection and rights under such policies as an additional named insured; required or impermissible insurance contract provisions; assignment of policy rights to us; periodic verification of insurance coverage that must be furnished to us; our right to obtain insurance coverage for the BUSINESS at your expense if you fail to obtain required coverage; our right to defend claims; and similar matters relating to insured and uninsured claims;

         8.1.14. Complying with applicable laws; obtaining required licenses and permits; adhering to good business practices; observing high standards of honesty, integrity, fair dealing and ethical business conduct in all dealings with customers, suppliers and us; and notifying us if any action, suit or proceeding is commenced against you or the BUSINESS; and

         8.1.15. Regulation of such other aspects of the operation and maintenance of the BUSINESS that we determine from time to time to be useful to preserve or enhance the efficient operation, image or goodwill of the Marks and NETSPACE(R) businesses.

8.2. PROVISIONS OF THIS AGREEMENT. You agree that Methods of Operation prescribed from time to time in the Operations Manual, or otherwise communicated to you in writing or other tangible form, constitute provisions of this Agreement as if fully set forth herein. All references to this Agreement include all Methods of Operation as periodically modified.

8.3. MODIFICIATION OF METHODS OF OPERATION. We may periodically modify Methods of Operation, as we determine, and any such modifications may obligate you to invest additional capital in the BUSINESS ("Capital Additions") and/or incur higher operating costs; provided, however, that such modifications will not alter your fundamental status and rights under this Agreement. We will not obligate you to make any Capital Additions when such investment cannot, in our reasonable judgement, be amortized during the remaining term of this Agreement, unless we agree to extend the term of this Agreement so that such additional investment, in our reasonable judgment, may be amortized, or unless such investment is necessary in order to comply with applicable laws.


9.       MARKETING.

9.1. BY US. Recognizing the value of advertising and marketing to the goodwill and public image of NETSPACE(R) businesses, we have established an advertising fund (the "Advertising Fund") for such advertising, marketing and public relations programs and materials as we deem necessary or appropriate in our sole discretion. You agree to contribute to the Advertising Fund one (1%) percent of Gross Revenue (the "Ad Fee), payable in the same manner as the Royalty due hereunder. We will direct all programs financed by the Advertising Fund, with sole discretion over the creative concepts materials and endorsements used therein and the geographic market and media placement and allocation thereof. You agree that the Advertising Fund may be used to pay the costs of preparing and producing video, audio and written advertising materials, administering regional and multi-regional advertising programs, including, without limitation, purchasing direct mail and other media advertising and employing advertising, promotion and marketing agencies to assist therewith and supporting public relations, market research and other advertising promotion and marketing activities and amounts expended pursuant to Article 9.2. below. The Advertising Fund will furnish you with samples of advertising, marketing formats, promotional formats and other materials at no additional cost to you when we deem appropriate. Multiple copies of such materials will be furnished to you at our direct cost of producing them plus any related shipping handling and storage charges.

9.2. ACCOUNTING. The Advertising Fund will be accounted for separately from our other funds and will not be used to defray any of our general operating expenses, except for such reasonable salaries, administrative costs, travel expenses and overhead as we may incur in activities related to the administration of the Advertising Fund and its programs including, without limitation, conducting market research, preparing advertising promotion and marketing materials, and collecting and accounting for contributions to the Advertising Fund. We may spend, on behalf of the Advertising Fund, in any fiscal year, an amount that is greater or less than the aggregate contribution of all NETSPACE(R) businesses to the Advertising Fund in that year and the Advertising Fund may borrow from us or others to cover deficits or invest any surplus for future use. All interest earned on monies contributed to the Advertising Fund will be used to pay advertising costs before other assets of the Advertising Fund are expended. We will prepare an annual statement of monies collected and costs incurred by the Advertising Fund and furnish the statement to you upon written request. We have the right to cause the Advertising Fund to be incorporated or operated through a separate entity at such time as we deem appropriate and such successor entity will have all of the rights and duties specified herein.

9.3. PROPORTIONALITY. You acknowledge that the Advertising Fund is intended to maximize recognition of the Marks and patronage of NETSPACE(R) businesses. Although we will endeavor to utilize the Advertising Fund to develop advertising and marketing materials and programs and to place advertising that will benefit all NETSPACE(R) businesses, we undertake no obligation to ensure that expenditures by the Advertising Fund in or affecting any geographic area are proportionate or equivalent to the contributions to the Advertising Fund by NETSPACE(R) businesses operating in that geographic area. Nor are we under any obligation to ensure that any NETSPACE(R) business will benefit directly or in proportion to its Ad Fees paid to the Advertising Fund from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in this Article, we assume no direct or indirect liability or obligation to you with respect to collecting amounts due to, or maintaining, directing or administering the Advertising Fund.

9.4. DEFERRALS OR REDUCTIONS. We reserve the right to defer or reduce contributions of a NETSPACE(R) business franchisee and, upon thirty
         (30) days' prior written notice to you, to reduce or suspend your payment of Ad Fees to and suspend operations of the Advertising Fund for one or more periods of any length and to terminate (and if terminated to reinstate) the Advertising Fund. If the Advertising Fund is terminated, all unspent monies on the date of termination will be distributed to our franchisees in proportion to their respective contributions to the Advertising Fund during the preceding three (3) month period, and amounts required to be paid pursuant to Article 9.1. above shall be added to amounts required to be expended pursuant to Article 9.5. below.

9.5. BY YOU. In addition to the Ad Fees you pay to the Advertising Fund and the Start-Up Marketing Expense, you agree to spend annually for advertising and promotion of the BUSINESS not less than Six Hundred ($600) Dollars a month. We may reasonably increase this amount from time to time. You agree as part of your advertising and promotion of the business to participate in local business to business trade shows.

9.6. PROOF OF EXPENDITURE. We may review your books and records from time to time to determine your expenditures for such advertising and promotion. Proof of expenditures is nevertheless your burden during the term of this Agreement.

9.7. NOTHING BUT THE TRUTH. You agree that any advertising, promotion and marketing you conduct will be completely clear and factual and not misleading and conform to the highest standards of ethical marketing and the promotion policies which we prescribe from time to time. Samples of all advertising, promotional and marketing materials which we have not prepared or previously approved must be submitted to us for approval before you use them. If you do not receive written disapproval within thirty (30) days after our receipt of such materials, we will be deemed to have given the required approval. You may not use any advertising or promotional materials that we have disapproved. We own the copyrights to anything so submitted, whether approved by us or not.


10.      RECORDS, REPORTS, AND FINANCIAL STATEMENTS.

10.1. BOOKKEEPING. You agree to establish and maintain at your own expense a bookkeeping, accounting and record keeping system conforming to the requirements and formats we prescribe from time to time. We may require you to use approved computer hardware and software in order to maintain certain sales data and other information. We may require you to use an accountant approved by us in advance by us. You agree to furnish to us, upon our request, on such forms that we prescribe, without limitation, such records, reports, annual federal tax returns, and financial statements as we may require from time to time.

10.2. VERIFICATION. You agree to verify and sign each report and financial statement in the manner we prescribe. We have the right to disclose data derived from such reports without identifying you. We also have the right to require you to have reviewed or audited financial statements prepared on an annual basis. Moreover, we have the right, as often as we deem appropriate, including on a daily basis, to access the computer systems that you are required to maintain in connection with the operation of the BUSINESS and to retrieve all information relating to the BUSINESS' operations.

11.      INSPECTIONS AND AUDITS.

11.1. OUR RIGHTS TO INSPECT THE BUSINESS. To determine whether you and the BUSINESS are complying with this Agreement and Methods of Operation, we and our designated agents have the right at any time during your regular business hours, and without prior notice to you, to:

         11.1.1.  Inspect your operation of the BUSINESS;

         11.1.2. Observe, photograph and videotape the operations of the BUSINESS for such consecutive or intermittent periods, as we deem necessary;

         11.1.3. Remove samples of any ancillary goods, materials or supplies for testing and analysis;

         11.1.4.  Interview personnel and customers of the BUSINESS; and

         11.1.5. Inspect and copy any books, records and documents relating to your operation of the BUSINESS.

11.2. COOPERATION. You agree to cooperate with us fully in connection with any such inspections, observations, photographing, videotaping, product removal and interviews. You agree to present to your customers such evaluation forms that we periodically prescribe and to participate and/or request your customers to participate in any surveys performed by us or on our behalf.

11.3. OUR RIGHT TO AUDIT. We have the right at any time during regular business hours, and without prior notice to you, to inspect and audit, or cause to be inspected and audited, your (if you are a corporation or partnership) and the BUSINESS' business, bookkeeping and accounting records, sales and income tax records and returns and other records. You agree to cooperate fully with our representatives and independent accountants we hire to conduct any such inspection or audit. In the event such inspection or audit is made necessary by your failure to furnish reports, supporting records or other information as herein required, or to furnish such items on a timely basis, you agree to reimburse us for the reasonable cost of such inspection or audit, including, without limitation, the charges of attorneys and independent accountants and the travel expenses, room and board and compensation of our employees. In the event an inspection or audit reveals that any payments have been understated in any report to us, then you shall immediately pay to us the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the highest contract rate of interest permitted by law. If an inspection or audit discloses an understatement in any report of two (2%) percent or more, you shall, in addition to repayment of monies owed with interest, reimburse us for any and all costs and expenses connected with the inspection or audit, including, without limitation, the charges of attorneys and independent accountants and the travel expenses, room and board and compensation of our employees. The foregoing remedies are in addition to our other remedies and rights under this Agreement and applicable law.


12.      TRANSFER.

12.1. BY US. This Agreement and each of our rights under it are fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interests herein. We have the right to delegate any of our obligations under this Agreement to any person or entity.

12.2. BY YOU. You understand and acknowledge that the rights and duties created by this Agreement are personal to your owners and that we have granted the franchise to you in reliance upon our perceptions of your owners' individual or collective character, skill, aptitude, attitude, business ability, acumen and financial capacity. Accordingly, neither this Agreement (or any interest therein) nor any ownership or other interest in you or the BUSINESS may be transferred without our prior written approval. Our approval is conditioned on the prospective transferee agreeing to sign a then-current franchise agreement with us. Any transfer without such approval constitutes a breach of this Agreement and is void and of no effect. As used in this Agreement, the term "transfer" includes your (or your owners') voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition of any interest in: this Agreement; you; or the BUSINESS. All of the following conditions must be met prior to or concurrently with the effective date of the transfer:

         12.2.1. You or the transferee pay us a transfer fee equal to Five Thousand ($5,000) Dollars to defray expenses we incur in connection with the transfer. You also agree to pay us our reasonable legal fees and administrative costs incurred, commissions, if any, and our reasonable out-of-pocket expenses, including, without limitation, travel, meals, lodging, advertising and other investigative expenses involved in meeting with or qualifying the transferee.

         12.2.2. You transfer to the transferee all licenses, permits, and/or agreements that may be assigned or transferred.

12.3. OUR RIGHT OF FIRST REFUSAL. We have the right, exercisable by written notice delivered to you or your selling owners within thirty (30) days from the date of the delivery to us of both an exact copy of such BONA FIDE offer and all other information we request, to purchase such interest for the price and on the terms and conditions contained in such BONA FIDE offer, provided that:

         12.3.1. We may substitute cash for any form of payment proposed in such offer;

         12.3.2. Our credit will be deemed equal to the credit of any proposed purchaser;

         12.3.3. We will have not less than sixty (60) days after giving notice of our election to purchase to prepare for closing; and

         12.3.4. We are entitled to receive, and you and your owners agree to make, all customary representations and warranties given by the seller of the assets of a business or the capital stock of an incorporated business, as applicable, including, without limitation, representations and warranties as to:

                  12.3.4.1. Ownership and condition of and title to stock or other forms of ownership interest and/or assets;

                  12.3.4.2. Liens and encumbrances relating to the stock or other ownership interest and/or assets; and

                  12.3.4.3. Validity of contracts and the liabilities, contingent or otherwise, of the corporation whose stock is being purchased.

12.4. EXERCISE. If we exercise our right of first refusal, you and your selling owner(s) agree that, commencing on the date of the closing, you and they will be bound by the noncompetition covenant contained in
         Article 15.4. hereof.


13.      EXPIRATION OF THIS AGREEMENT.

13.1. ACQUISITION OF A SUCCESSOR FRANCHISE. Upon expiration of the term of this Agreement, if you (and each of your owners) have substantially complied with this Agreement during its term, subject to the terms and conditions set forth in this Article 13, you will have the right to acquire a successor franchise to operate the BUSINESS as a NETSPACE(R) business on the terms and conditions of the franchise agreement we are then using in granting successor franchises for NETSPACE(R) businesses, provided you add or replace equipment and otherwise modify the BUSINESS as we require to bring it into compliance with specifications and standards then applicable for NETSPACE(R) businesses and provided you pay our successor franchise fee of Two Thousand Five Hundred ($2,500) Dollars.

13.2. GRANT OF A SUCCESSOR FRANCHISE. You agree to give us written notice of your election to acquire a successor franchise during the last year of the term of this Agreement, but not less than eight (8) months prior to the date of expiration of this Agreement. We agree to give you written notice ("Our Notice"), not more than one hundred eighty (180) days after we receive your notice, of our decision, in accordance with
         Article 13.1:

         13.2.1.  To grant you a five (5) year successor franchise;

         13.2.2. To grant you a successor franchise on the condition that deficiencies of the BUSINESS or in your operation of the BUSINESS, are corrected; or

         13.2.3. Not to grant you a successor franchise based on our determination that you and your owners have not substantially complied with this Agreement during its term.

13.3.    OUR NOTICE. If applicable, Our Notice will:

         13.3.1. Describe the improvements or modifications required to bring the BUSINESS into compliance with then applicable specifications and standards for NETSPACE(R) businesses; and

         13.3.2. State the actions you must take to correct operating deficiencies and the time period in which such deficiencies must be corrected.

13.4. NO GRANT. If we elect not to grant a successor franchise, Our Notice will describe the reasons for our decision. Your right to acquire a successor franchise is subject to your continued compliance with all of the terms and conditions of this Agreement through the date of its expiration, in addition to your compliance with the obligations described in Our Notice.

13.5. 90 DAY CURE. If Our Notice states that you must cure certain deficiencies of the BUSINESS or its operation as a condition to the grant of a successor franchise, we will give you written notice of a decision not to grant a successor franchise, based upon your failure to cure such deficiencies, not less than ninety (90) days prior to the expiration of this Agreement, provided, however, that we will not be required to give you such notice if we decide not to grant you a successor franchise due to your breach of this Agreement during the one hundred eighty (180) day period prior to its expiration. If we fail to give you:

         13.5.1. Notice of deficiencies in the BUSINESS, or in your operation of the BUSINESS, within one hundred eighty (180) days after we receive your timely election to acquire a successor franchise; or

         13.5.2. Notice of our decision not to grant a successor franchise at least ninety (90) days prior to the expiration of this Agreement if such notice is required, we may extend the term of this Agreement for such period of time as is necessary in order to provide you with either reasonable time to correct deficiencies or the ninety (90) day notice of our refusal to grant a successor franchise required hereunder.

13.6. AGREEMENTS/RELEASES. If you satisfy all of the other conditions to the grant of a successor franchise, you and your owners agree to execute the form of franchise agreement and any ancillary agreements we are then customarily using in connection with the grant of successor franchises for NETSPACE(R) businesses. You and your owners further agree to execute general releases, in form satisfactory to us, of any and all claims against us and our shareholders, officers, directors, employees, agents, successors and assigns. Failure by you or your owners to sign such agreements and releases and deliver them to us for acceptance and execution one hundred eighty (180) days after their delivery to you will be deemed an election not to acquire a successor franchise.


14.      TERMINATION OF AGREEMENT.

14.1. BY YOU. You and your owners may not terminate this Agreement except by operation of law. Your termination of this Agreement for any other reason or without availing yourself of legal redress will be deemed a termination without cause.

14.2. BY US. We have the right to terminate this Agreement, effective upon delivery of written notice of termination to you, if:

         14.2.1. You (or your managing shareholder or partner) fail to successfully complete initial training to our satisfaction;

         14.2.2. You fail to begin operating the BUSINESS within sixty (60) calendar days after the execution of this Agreement;

         14.2.3 You abandon or fail actively to operate the BUSINESS, for fourteen (14) or more consecutive business days, unless the BUSINESS has been closed for a purpose we have approved or because of a major and significant casualty or by reason of a lawful government order;

         14.2.4. You surrender or transfer control of the operation of the BUSINESS without our prior written consent;

         14.2.5 You (or any of your owners) have made any material misrepresentation or omission in connection with your purchase of the Franchise;

         14.2.6. You (or any of your owners) are or have been convicted by a trial court of, or plead or have pleaded no contest to, a felony or any crime involving moral turpitude;

         14.2.7. You (or any of your owners) engage in any dishonest or unethical conduct which may adversely affect the reputation of the BUSINESS or another NETSPACE(R)business or the goodwill associated with the Marks;

         14.2.8. You (or any of your owners) make an unauthorized assignment of this Agreement or of an ownership interest in you or the BUSINESS;

         14.2.9. In the event of your death or permanent disability or the death or permanent disability of the owner of a controlling interest in you, this Agreement or such owner's interest in you is not transferred within six (6) months of such death or permanent disability;

         14.2.10. You (or any of your owners) make any unauthorized use or disclosure of any Confidential Information or use, duplicate or disclose any portion of the Operations Manual in violation of this Agreement;

         14.2.11. You violate any health, safety or sanitation law, ordinance or regulation and do not immediately begin to cure the non-compliance or violation, and correct such non-compliance or violation within twenty four (24) hours after written notice thereof is delivered to you;

         14.2.12. You fail to make payments of any amounts due to us and do not correct such failure within seven (7) days after written notice of such failure is delivered to you;

         14.2.13. You fail to pay when due any federal or state income, service, sales, employment related or other taxes due on the operations of the BUSINESS, unless you are, in good faith, legally contesting your liability for such taxes;

         14.2.14. You (or any of your owners) fail to comply with any other provision of this Agreement or Methods of Operation and do not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to you;

         14.2.15. You (or any of your owners) fail on three (3) or more separate occasions within any period of twelve (12) consecutive months to submit when due reports or other data, information or supporting records, or to pay when due any amounts due to us or otherwise to comply with this Agreement, whether or not such failures to comply were corrected after written notice of such failure was delivered to you; or

         14.2.16. You make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debts generally as they become due; you consent to the appointment of a receiver, trustee or liquidator of all or the substantial part of your property; the BUSINESS or any of its assets is attached, seized, subjected to a writ or distress warrant or levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within thirty (30) days; or any order appointing a receiver, trustee or liquidator of you or the BUSINESS is vacated within thirty (30) days following the entry of such order.

15. OUR AND YOUR RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT.

15.1. PAYMENT OF AMOUNTS OWED TO US AND ASSIGNMENT OF CUSTOMER ACCOUNTS. You agree to pay us within fifteen (15) days after the effective date of termination, for any reason, or expiration of this Agreement, or on such later date that the amounts due to us are determined, such Royalties, amounts owed for purchases from us, interest due on any of the foregoing and all other amounts owed to us which are then unpaid. You agree to assign all of your customer accounts to us or to our designee within fifteen (15) days after the effective date of termination or expiration of this Agreement.

15.2.    MARKS. Upon the termination, for any reason, or expiration of this
         Agreement:

         15.2.1. You may not directly or indirectly at any time or in any manner (except with respect to other NETSPACE(R) businesses you own and operate) identify yourself or any business as a current oR former NETSPACE(R) business, or as one of our licensees or franchisees; nor use any Marks, anY colorable imitation thereof or other indicia of a NETSPACE(R) business in any manner or for anY purpose or utilize for any purpose any trade name, trademark or service mark or other commercial symbol that indicates or suggests a connection or association with us;

         15.2.2. You agree to take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Marks;

         15.2.3. If we do not exercise our option to purchase the BUSINESS pursuant to Article 15.6., you agree to deliver to us within thirty (30) days after the Notification Date (as defined in Article 15.6.) the Operations Manual, all signs, sign-faces, sign-cabinets, marketing materials, forms, packaging and other materials containing any Marks or otherwise identifying or relating to a NETSPACE(R) business and allow us, without liability to you or third parties, to remove all such items from the BUSINESS;

         15.2.4. If we do not exercise our option to purchase the BUSINESS pursuant to Article 15.6., you agree that, after the Notification Date, you will promptly and at your own expense make such alterations we may specify to distinguish the BUSINESS clearly from its former appearance and from other NETSPACE(R) businesses so as to prevent confusion therewith by the public;

         15.2.5. If we do not exercise our option to purchase the BUSINESS pursuant to Article 15.6., you agree that, after the Notification Date, you will notify any Internet service companies of the transfer of any Internet address you may be using to us, and you will notify the telephone company and all telephone directory publishers of the termination or expiration of your right to use any telephone, telecopy or other numbers and any regular, classified or other telephone directory listings associated with any Marks, authorize the transfer of such numbers and directory listings to us or at our direction and/or instruct the telephone company to forward all calls made to your telephone numbers to numbers we specify, and pursuant to Appendix C to this Agreement, duly appoint us Attorney-In-Fact to do same; and

         15.2.6. You agree to furnish us, within thirty (30) days after the Notification Date, with evidence satisfactory to us of your compliance with the foregoing obligations.

15.3. CONFIDENTIAL INFORMATION. You agree that, upon termination or expiration of this Agreement, you will immediately cease to use any of our Confidential Information in any business or otherwise and return to us all copies of the Operations Manual and any other confidential materials, including, without limitation, computer software and any mechanisms (electronic key) used to access the software, that we have allowed you to use.

15.4.    COVENANT NOT TO COMPETE.  Upon:

         15.4.1. Our termination of this Agreement in accordance with its terms and conditions, including the transfer or assignment of this Agreement or any interest in the BUSINESS, or

         15.4.2.  Your termination of this Agreement without cause, or

         15.4.3 Expiration of this Agreement (if we refuse to grant, or you elect not to acquire, a successor franchise), you and your owners agree that, for a period of twenty four (24) months (the "Restriction Period") commencing on the effective date of termination or expiration or the date on which a person restricted by this Article begins to comply with this Article, whichever is later, neither you nor any of your owners will have any direct or indirect interest (i.e., through a spouse or child) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business (as defined in Article 7.2. above) operating within one hundred (100) miles of your center of operations or fifty (50) miles from the center of operations of any other NETSPACE(R) business in operation or under construction on the later of the effective date of the termination or expiration or the date on which a person restricted by this Article complies with this Article.

15.5. COMMENCEMENT BY ORDER. If any person restricted by this Article refuses voluntarily to comply with the foregoing obligations, the Restriction Period will commence with the entry of an order of an arbitrator, or court if necessary, enforcing this provision. You and your owners expressly acknowledge that you possess skills and abilities of a general nature and have other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Article will not deprive you of your personal goodwill or ability to earn a living.

15.6.    OUR RIGHT TO PURCHASE BUSINESS.

         15.6.1. EXERCISE OF OPTION. Upon our termination of this Agreement in accordance with its terms and conditions or your termination of this Agreement without cause, we have the option, exercisable by giving written notice thereof to you within sixty (60) days from the date of such termination or expiration, to purchase the BUSINESS from you. (The date on which we notify you whether or not we are exercising our option is referred to in this Agreement as the "Notification Date.") We have the unrestricted right to assign this option to purchase the BUSINESS. We will be entitled to all customary warranties and representations in connection with our asset purchase, including, without limitation, representations and warranties as to ownership and condition of and title to assets; liens and encumbrances on assets; validity of contracts and agreements; and liabilities affecting the assets, contingent or otherwise.

         15.6.2. PURCHASE PRICE. The purchase price for the BUSINESS will be its fair market value, determined in a manner consistent with reasonable depreciation of the BUSINESS' equipment, signs, inventory, materials and supplies, provided that the BUSINESS will be valued as an independent business and its value will not include any value for the Franchise or any rights granted by this Agreement; the Marks; or participation in the network of NETSPACE(R) businesses.

         15.6.3. FAIR MARKET VALUE. The BUSINESS' fair market value will include the reasonable goodwill you developed in the Territory since your commencement of operations that exists independent of the goodwill of the Marks and the System.

         15.6.4. EXCLUSIONS. We may exclude from the assets purchased hereunder cash or its equivalent and any equipment, signs, inventory, materials and supplies that are not reasonably necessary (in function or quality) to the BUSINESS' operation or that we have not approved as meeting standards for NETSPACE(R) businesses, and the purchase price will reflect such exclusions.

         15.6.5. APPRAISAL. If we and you are unable to agree on the BUSINESS' fair market value, its fair market value will be determined by three (3) independent appraisers who collectively will conduct one (1) appraisal. We will appoint one appraiser, you will appoint one appraiser and the two party appointed appraisers will appoint the third appraiser. You and we agree to select our respective appraisers within fifteen (15) days after the date we determine that we are unable to agree on the BUSINESS' fair market value, and the two appraisers so chosen are obligated to appoint the third appraiser within fifteen (15) days after the date on which the last of the two party appointed appraisers was appointed. You and we will bear the cost of our own appraisers and share equally the reasonable fees and expenses of the third appraiser chosen by the two party appointed appraisers. You and we will take reasonable actions to cause the appraisers to complete their appraisal within thirty (30) days after the third appraiser's appointment.

         15.6.6. CLOSING. The purchase price will be paid at the closing of the purchase, which will take place not later than ninety (90) days after determination of the purchase price. We have the right to set off against the purchase price, and thereby reduce the purchase price by, any and all amounts you or your owners owe to us and by Gross Revenue since the date we determined the purchase price.

         15.6.7. INSTRUMENTS. At the closing, you agree to deliver instruments transferring:

                  15.6.7.1. Good and merchantable title to the assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to us), with all sales and other transfer taxes paid by you; and

                  15.6.7.2. All licenses and permits of the BUSINESS which may be assigned or transferred; and

                  15.6.7.3. Current customer and prospect lists with company name, contact name, e-mail address, brick and mortar address and all phone numbers.

         15.6.8. ESCROW. If you cannot deliver clear title to all of the purchased assets, or if there are other unresolved issues, the closing of the sale will be accomplished through an escrow. You and your owners further agree to execute general releases, in form satisfactory to us, of any and all claims against us and our shareholders, officers, directors, employees, agents, successors and assigns.

15.7. CONTINUING OBLIGATIONS. All of our and your (and your owners' and affiliates') obligations which expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

16.      RELATIONSHIP OF THE PARTIES AND INDEMNIFICATION.

16.1. INDEPENDENT CONTRACTORS. You and we understand and agree that this Agreement does not create a fiduciary relationship between you and us, that we and you are and will be independent contractors and that nothing in this Agreement is intended to make either you or us a general or special agent, joint venturer, partner or employee of the other for any purpose. You agree to conspicuously identify yourself in all dealing with customers, suppliers, public officials, BUSINESS personnel and others as the owner of the BUSINESS under a franchise we have granted and to place such notices of independent ownership on such forms, checks, business cards, stationery and advertising and other materials as we may require from time to time.

16.2. NO LIABILITY FOR ACTS OF OTHER PARTY. You agree not to employ any of the Marks in signing any contract or applying for any license or permit, or in a manner that may result in our liability for any of your indebtedness or obligations, and that you will not use the Marks in any way we have not expressly authorized. Neither we nor you will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other, represent that our respective relationship is other than franchiser and franchisee or be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing. We will not be obligated for any damages of any nature whatsoever to any person or property directly or indirectly arising out of the BUSINESS' operation or the business you conduct pursuant to this Agreement.

16.3. TAXES. We will have no liability for any sales, use, service, occupation, employment related, excise, gross receipts, income, property or other taxes, whether levied upon you or the BUSINESS, in connection with the business you conduct (except any taxes we are required by law to collect from you with respect to purchases from us). Payment of all such taxes are your responsibility.

16.4. INDEMNIFICATION. You agree to indemnify, exculpate, defend and hold us, our affiliates and our respective shareholders, directors, officers, employees, agents, successors and assignees (the "Indemnified Parties") harmless from and against and to reimburse any one or more of the Indemnified Parties for all claims, obligations and damages described in this Article, any and all taxes described in Article 16.3. and any and all claims and liabilities directly or indirectly arising out of the BUSINESS' operation or your breach of this Agreement. For purposes of this indemnification, "claims" includes all obligations, liabilities, costs, damages (actual, consequential or otherwise) and costs reasonably incurred in the defense of any claim against any of the Indemnified Parties, including, without limitation, reasonable accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses. We have the right to defend any such claim against us. This indemnity will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

16.5. MITIGATION NOT REQUIRED. Under no circumstances will we or any other Indemnified Party be required to seek recovery from any insurer or other third party, or otherwise to mitigate our, their or your losses and expenses, in order to maintain and recover fully a claim against you. You agree that a failure to pursue such recovery or mitigate a loss will in no way reduce or alter the amounts we or another Indemnified Party may recover from you.

17.      ENFORCEMENT.

17.1. SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS. Except as expressly provided to the contrary herein, each provision of this Agreement, and any portion thereof, will be considered severable, and if, for any reason, any such provision is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which we are a party, that ruling will not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which will continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid will be deemed not to be a part of this Agreement from the date the time for appeal expires, if you are a party thereto, otherwise upon your receipt from us of a notice of non-enforcement thereof.

17.2. LESSER COVENANT ENFORCEABLE. If any covenant herein which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but would be enforceable by reducing any part or all thereof, you and we agree that such covenant will be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction whose law is applicable to the validity of such covenant.

17.3. GREATER NOTICE. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice than is required hereunder of the termination of this Agreement or of our refusal to enter into a successor franchise agreement, or the taking of some other action not required hereunder, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any of Methods of Operation is invalid or unenforceable, the prior notice and/or other action required by such law or rule will be substituted for the comparable provisions hereof, and we will have the right in our sole discretion to modify such invalid or unenforceable provision or unenforceable part of Methods of Operation to the extent required to be valid and enforceable. You agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof, or any part of Methods of Operation, any portion or portions which a court or arbitrator may hold to be unenforceable in a final decision to which we are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order or arbitration award. Such modifications to this Agreement will be effective only in such jurisdiction, unless we elect to give them greater applicability, and will be enforced as originally made and entered into in all other jurisdictions.

17.4. WAIVER OF OBLIGATIONS. We and you may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver we grant will be without prejudice to any other rights we may have, will be subject to our continuing review and may be revoked, in our sole discretion, at any time and for any reason, effective upon delivery to you of ten (10) days' prior written notice.

17.5. NON-WAIVER. We and you will not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including without limitation the right to demand exact compliance with every term, condition and covenant herein or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term) by virtue of any custom or practice at variance with the terms hereof; our or your failure, refusal or neglect to exercise any right under this Agreement or to insist upon exact compliance by the other with our and your obligations hereunder including without limitation Methods of Operation; our waiver, forbearance, delay, failure, or omission to exercise any right, power or option whether of the same, similar or different nature with respect to other NETSPACE(R) businesses; the existence of other franchise agreements for NETSPACE(R) businesses which contain different provisions from those contained herein; or our acceptance of any payments due from you after any breach of this Agreement. No special or restrictive legend or endorsement on any check or similar item given to us will constitute a waiver, compromise, settlement, or accord, and satisfaction. We are authorized to remove or obliterate any legend or endorsement, and such legend or endorsement will have no effect.

17.6. FORCE MAJEURE. Neither we nor you will be liable for loss or damage or deemed to be in breach of this Agreement if our failure to perform our or your obligations results from:

         17.6.1 transportation shortages, inadequate supply of equipment, products, merchandise, supplies, labor, material or energy or the voluntary foregoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any federal, state or municipal government or any department or agency thereof;

         17.6.2.  Acts of nature;

         17.6.3   Fires, strikes, embargoes, war or riot; or

         17.6.4.  Any other similar event or cause.

17.7. EXTEND PERFORMANCE. Any delay resulting from any of said causes will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that said causes will not excuse payments of amounts owed at the time of such occurrence or payment of Royalties due on any sales thereafter.

17.8. DISCONTINUED PROGRAMS/PROMOTIONS. We are not liable to you for any loss or damage, or deemed to be in breach of this Agreement, if we discontinue any programs or promotions and they are no longer a part of our Methods of Operation or if we cannot deliver, or cause to be delivered, or if our affiliates or designated sources or approved suppliers cannot deliver, all of your orders for products, merchandise, equipment, supplies, etc., where such things are out-of-stock or discontinued.

17.9. COSTS AND ATTORNEYS' FEES. If we incur expenses in connection with your failure to pay when due amounts owed to us, to submit when due any reports, information or supporting records or otherwise to comply with this Agreement, you agree to reimburse us for any of the costs and expenses which we incur, including, without limitation, reasonable accounting, attorneys', arbitrators' and related fees.

17.10. YOU MAY NOT WITHHOLD PAYMENTS DUE TO US. You agree that you will not withhold payment of any amounts owed to us on the grounds of our alleged nonperformance of any of our obligations hereunder. You agree that all such claims will, if not otherwise resolved by us, be submitted to arbitration as provided in Article 17.12.

17.11. RIGHTS OF PARTIES ARE CUMULATIVE. Our and your rights hereunder are cumulative, and no exercise or enforcement by us or you of any right or remedy hereunder will preclude our or your exercise or enforcement of any other right or remedy hereunder which we or you are entitled by law to enforce.

17.12. ARBITRATION. Except for money you owe us, our affiliates, designated sources or approved suppliers and except for controversies, disputes or claims related to or based on your use of the Marks after the expiration or termination of this Agreement, all controversies, disputes or claims between us and our shareholders, officers, directors, agents and employees and you (your owners, guarantors, affiliates and employees, if applicable) arising out of or related to:

         17.12.1. This Agreement or any other agreement between you and us or any provision of any such agreement; our relationship with you; the validity of this Agreement or any other agreement between you and us or any provisions of any such agreement; or any part of Methods of Operation relating to the establishment or operation of the BUSINESS, will be submitted for arbitration to the office of the American Arbitration Association that is nearest to our principal business address on demand of either party. Such arbitration proceedings will be conducted in such office, except as otherwise provided in this agreement, and will be heard by one arbitrator in accordance with the then current commercial arbitration rules of the American Arbitration Association. All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C.ss.ss.1 ET. SEQ.) and not by any state arbitration law.

         17.12.2. The arbitrator will have the right to award or include in his award any relief which he deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief and attorney's fees and costs, provided that the arbitrator will not have the right to declare any Marks generic or otherwise invalid or, except as otherwise provided in Article 17.15., to award exemplary or punitive damages. The award and decision of the arbitrator will be conclusive and binding upon all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction.

         17.12.3. We and you agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law or this Agreement, whichever expires earlier. We and you further agree that, in connection with any such arbitration proceeding, each must submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above will be forever barred.

         17.12.4. We and you agree that arbitration will be conducted on an individual, not class- wide, basis, and that an arbitration proceeding between us and our shareholders, officers, directors, agents and employees and you (and/or your owners, guarantors, affiliates and employees, if applicable) may not be consolidated with any other arbitration proceeding between us and any other person, corporation or partnership.

         17.12.5. Notwithstanding anything to the contrary contained in this Article, we and you each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that we and you must contemporaneously submit our dispute for arbitration on the merits as provided herein.

         17.12.6. The provisions of this Article are intended to benefit and bind certain of your third party non-signatories and will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. The provisions of this Article 17.12. will in no cases apply to our parent company(ies), subsidiary company(ies), or affiliated company(ies).

17.13. GOVERNING LAW. All matters relating to arbitration will be governed by the FEDERAL ARBITRATION ACT (9 U.S.C. sec. sec. 1 ET. SEQ.). Except to the extent governed by the Federal Arbitration Act as required hereby, the UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. sec. sec. 1051 ET. SEQ.) or other federal law, this Agreement, the franchise and all claims arising from the relationship between us and you will be governed by the laws of Florida, without regard to its conflict of laws principles, except that any law regulating the sale of franchises or governing the relationship of a franchisor and its franchisee will not apply unless jurisdictional requirements are met independently without reference to this Article.

17.14. CONSENT TO JURISDICTION. Subject to Article 17.12. hereof, you and your owners agree that we may institute any action against you or your owners in any state or federal court of general jurisdiction in Miami,

         Dade County, Florida, and you (and each owner) irrevocably submit to the jurisdiction of such courts and waive any objection you (or her or she) may have to either the jurisdiction of or venue in such courts.

17.15. WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL. Except with respect to your obligation to indemnify us pursuant to Article 16.4. and 16.5. hereof and claims we bring against you for your unauthorized use of the Marks or unauthorized use or disclosure of any Confidential Information, we and you and your respective owners waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between us, the party making a claim will be limited to equitable relief and to recovery of any actual damages it sustains. We and you irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of us.

17.16. BINDING EFFECT. This agreement is binding upon us and you and our respective executors, administrators, heirs, beneficiaries, assigns and successors in interest and may not be modified except by written agreement signed by you and us.

17.17. LIMITATIONS OF CLAIMS. Except for claims arising from your nonpayment or underpayment of amounts you owe us pursuant to this Agreement, any and all claims arising out of or relating to this Agreement or our relationship with you will be barred unless a judicial or arbitration proceeding is commenced within one (1) year from the date on which the party asserting such claim knew or should have known of the facts giving rise to such claims.

17.18. CONSTRUCTION. The preambles and appendices are a part of this Agreement which, together with the Operations Manual and our other written policies, constitutes our and your entire agreement except as provided below, and there are no other oral or written understandings or agreements between us and you relating to the subject matter of this Agreement, except that you acknowledge that we justifiably have relied on your representations made prior to the execution of this Agreement as set forth in Article 1 hereof. Except as contemplated by the arbitration provisions of Article 17.2. hereof, nothing in this Agreement is intended, nor is deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

17.19. WITHHOLD APPROVAL. Except where this Agreement expressly obligates us reasonably to approve or not unreasonably to withhold our approval of any of your actions or requests, we have the absolute right to refuse any request you make or to withhold our approval of any of your proposed or effected actions that require our approval.

17.20. HEADINGS. The headings of the several Articles hereof are for convenience only and do not define, limit or construe the contents of such Articles.

17.21. WE, US, OUR. Unless expressed to the contrary, references in this Agreement to "we," "us" and "our," with respect to all of our rights and all of your obligations to us under this Agreement, will be deemed to include any of our affiliates with whom you deal. The term "affiliate," as used herein with respect to you or us, means any person or entity directly or indirectly owned or controlled by, under common control with or owning or controlling you or us. For purposes of this definition, "control" means the power to direct or cause the direction of management and policies.

17.22. JOINT AND SEVERAL OWNERS' LIABILITY. If two or more persons are at any time the owner of the BUSINESS hereunder, whether as partners or joint venturers, their obligations and liabilities to us will be joint and several. References to "owner" mean any person holding a direct or indirect, legal or beneficial ownership interest or voting rights in you (or a transferee of this Agreement and the BUSINESS or an interest in you) including without limitation, any person who has a direct or indirect interest in you (or a transferee), this Agreement, the Franchise or the BUSINESS and any person who has any other legal or equitable interest, or the power to vest in himself any legal or equitable interest, in the revenue, profits, rights or assets thereof. References to a "controlling interest" in you mean five (5%) percent or more of your voting shares or other voting rights if you are a corporation or partnership. "Person" means any natural person, corporation, general or limited partnership, unincorporated association, cooperative or other legal or functional entity.

17.23. "BUSINESS". The term "BUSINESS" as used herein includes all of the assets of the NETSPACE(R) business you operate pursuant to this Agreement, including its revenue and income.

17.24. MULTIPLE COPIES. This Agreement may be executed in multiple copies, each of which will be deemed an original.

17.25. "CORPORATION OR PARTNERSHIP". The term "corporation or partnership" as used herein to describe your business entity shall, if applicable, include reference to your formation as a limited liability company, limited liability partnership, or any other type of limited liability entity.

18.      NOTICES AND PAYMENTS.

18.1. NOTICES. All written notices and reports permitted or required to be delivered by the provisions of this Agreement or the Operations Manual will be deemed so delivered:

         18.1.1.  At the time delivered by hand;

         18.1.2. One (1) business day after transmission by telecopy, facsimile or other electronic system;

         18.1.3. One (1) business day after being placed in the hands of a commercial courier service for next business day delivery; or

         18.1.4. Three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid; and must be addressed to the party to be notified at its most current principal business address of which the notifying party has been notified. Any required payment or report which we do not actually receive during regular business hours on the date due (or postmarked by postal authorities at least two (2) days prior thereto) will be deemed delinquent.

18.2. PAYMENTS. All payments required to be delivered by the provisions of this Agreement or the Operations Manual will be deemed so delivered as provided in Article 18.1. above and will be deemed delivered by bank-wire transfer upon telephone or electronic confirmation with the receiving bank.

                  [THE SPACE BELOW IS LEFT BLANK BY INTENTION]



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


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date stated on the first page hereof.

NETFRAN DEVELOPMENT CORP.

By:
   ----------------------------------------------

Name Printed: Elliot Krasnow

Title: President

Dated:
      ----------------------------------------------

EACH OF THE UNDERSIGNED PARTIES WARRANTS AND REPRESENTS THAT HE/SHE HAS NOT RELIED UPON ANY GUARANTEES CONCERNING REVENUE, PROFIT OR THE SUCCESS OF THIS FRANCHISE IN SO SIGNING.

[OWNER CORPORATION OR PARTNERSHIP]

By:
   ----------------------------------------------

Name Printed:
              ---------------------------------------

Title:
       ----------------------------------------------

Dated:
   ----------------------------------------------


AS INDIVIDUALS:

-----------------------------------------------------

Name Printed:
             ----------------------------------------

Dated:
       ----------------------------------------------


-----------------------------------------------------

Name Printed:
             ----------------------------------------

Dated:
       ----------------------------------------------



                                       35